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Exhibit 4.1

TARGET RECEIVABLES CORPORATION,

Transferor

RETAILERS NATIONAL BANK,

Servicer

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Trustee

on behalf of the Series 2002-1 Certificateholders

SERIES 2002-1 SUPPLEMENT

Dated as of July 2, 2002

to

AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT

Dated as of April 28, 2000

TARGET CREDIT CARD MASTER TRUST

$750,000,000 Floating Rate Class A Asset Backed
Certificates, Series 2002-1

$250,000,000 Class B Asset Backed
Certificates, Series 2002-1

Exhibit 4.1

        SERIES 2002-1 SUPPLEMENT, dated as of July 2, 2002 (this "Supplement") by and among TARGET RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the State of Minnesota, as Transferor (the "Transferor"), RETAILERS NATIONAL BANK, a national banking association organized and existing under the laws of the United States, as Servicer ("RNB" or the "Servicer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (formerly known as Norwest Bank Minnesota, National Association), a national banking association organized and existing under the laws of the United States, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee") under the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000, as amended (the "Agreement") among the Transferor, the Servicer and the Trustee.

        Section 6.3 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Transferor, for execution and redelivery to the Trustee for authentication, of one or more Series of Certificates.

        Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof. The Investor Certificates shall not be subordinated to any other Series.

ARTICLE I

CREATION OF THE SERIES 2002-1 CERTIFICATES

        Section 1.1    Designation.     There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known generally as the "Series 2002-1 Certificates." The Series 2002-1 Certificates shall be issued in two Classes, which shall be designated generally as the $750,000,000 Floating Rate Class A Asset Backed Certificates, Series 2002-1 (the "Class A Certificates") and the $250,000,000 Class B Asset Backed Certificates, Series 2002-1 (the "Class B Certificates"), subject to any increase in such principal amounts as a result of the issuance of Additional Certificates pursuant to Section 4.10 of this Supplement. The Series 2002-1 Certificates shall be a Principal Sharing Series and shall be included in Group I for purposes of sharing Excess Finance Charge Collections. The Series 2002-1 Certificates shall be entitled to share Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections.

        Section 1.2    Delivery and Payment for the Series 2002-1 Certificates.     The Transferor shall execute and deliver the Series 2002-1 Certificates to the Trustee for authentication in accordance with Section 6.1 of the Agreement. The Trustee shall deliver the Series 2002-1 Certificates to or upon the order of the Transferor when authenticated in accordance with Section 6.2 of the Agreement.

        Section 1.3    Form of Delivery of Series 2002-1 Certificates.     (a) The Class A Certificates shall be delivered as Book-Entry Certificates as provided in Sections 6.1, 6.2 and 6.10 of the Agreement and shall be substantially in the form of Exhibit A-1 hereto. The Class B Certificates shall be delivered as Definitive Certificates as provided in Sections 6.1, 6.2 and 6.10 of the Agreement and shall be substantially in the form of Exhibit A-2 hereto.

                (b)  The Depositary for the Class A Certificates shall be the Depositary Trust Company, and the Class A Certificates initially shall be registered in the name of Cede & Co., its nominee.

ARTICLE II

DEFINITIONS

        Section 2.1    Definitions.     In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern with respect to the Series 2002-1 Certificates. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement except as otherwise provided herein. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Each capitalized term defined herein shall relate only to the Series 2002-1 Certificates and to no other Series of Certificates issued by the Trust.

        "Accumulation Date" shall mean the first day of the June 2006 Monthly Period.

        "Accumulation Period" shall mean, with respect to the Class A Certificates, the period commencing on the Accumulation Date, or such later date as may be specified by the Servicer in accordance with Section 4.12, and continuing to and including the earliest of (x) the Early Amortization Commencement Date, (y) the end of the May 2007 Monthly Period and (z) the date of termination of the Trust pursuant to Section 12.1 of the Agreement.

        "Accumulation Period Length" shall have the meaning specified in Section 4.12.

        "Additional Certificate Date" shall have the meaning specified in subsection 4.10(a).

        "Additional Certificates" shall have the meaning specified in subsection 4.10(a).

        "Additional Interest" shall mean, at any time of determination, the sum of Class A Additional Interest and Class B Additional Interest, if any.

        "Adjusted Invested Amount" shall mean for any Business Day an amount equal to the sum of the Class A Adjusted Invested Amount plus the Class B Invested Amount.

        "Amortization Period Commencement Date" shall mean the earlier of the Accumulation Date, or such later date as may be specified by the Servicer in accordance with Section 4.12, and the Early Amortization Commencement Date.

        "Available Reserve Account Amount" shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account as of such date (before giving effect to any deposit or withdrawals made or to be made pursuant to subsections 4.6(a)(ix) and 4.13(d) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

        "Available Series 2002-1 Finance Charge Collections" shall have the meaning specified in subsection 4.6(a).

        "Available Shared Principal Collections" shall mean, for any Monthly Period, Shared Principal Collections available to be allocated to the Certificates from each other Series that has a controlled or scheduled amortization or accumulation period beginning after the June 2007 Distribution Date.

        "Base Rate" shall mean, with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of the weighted average of the Class A Certificate Rate and the Class B Certificate Rate, both for the related Distribution Period (weighted by the Class A Invested Amount and the Class B Invested Amount, both as of the last day of the Monthly Period, or in the case of the first Monthly Period, the Closing Date) and (ii) 2%.

        "Business Day" shall mean, for the purpose of determining LIBOR, any Business Day as defined in the Agreement or any day on which banking institutions in London, England, trading in Dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed and for all other purposes shall have the meaning provided in the Agreement.

        "Carryover Class A Interest" shall mean, with respect to any Distribution Date, (a) any Class A Interest due but not deposited into the Interest Funding Account or paid to the Class A Certificateholders on any previous Distribution Date plus (b) any Class A Additional Interest.

        "Carryover Class B Interest" shall mean, with respect to any Distribution Date, (a) any Class B Interest due but not paid on any previous Distribution Date plus (b) any Class B Additional Interest.

        "Carryover Interest" shall mean, with respect to any Distribution Date, the sum of Carryover Class A Interest and Carryover Class B Interest.

        "Class A Additional Interest" shall have the meaning specified in Section 4.3.

        "Class A Adjusted Invested Amount" shall mean for any Business Day an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account on such Business Day.

        "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

        "Class A Certificateholders' Interest" shall mean, with respect to any date, the portion of the Series 2002-1 Certificateholders' Interest evidenced by the Class A Certificates.

        "Class A Certificate Rate" shall mean, with respect to any Interest Accrual Period, a per annum rate equal to LIBOR plus 0.125%.

        "Class A Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

        "Class A Expected Final Payment Date" shall mean the June 2007 Distribution Date.

        "Class A Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during an Early Amortization Period with respect to Collections of Finance Charge Receivables, the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization Event and the denominator of which is the greater of (a) the total amount of Principal Receivables in the Trust plus the amounts on deposit in the Special Funding Account as of the close of business on such date and (b) when used with respect to Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage; provided, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

        "Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is $750,000,000.

        "Class A Interest" shall mean the interest distributable in respect of the Class A Certificates as calculated in accordance with Section 4.3.

        "Class A Interest Shortfall" shall have the meaning specified in Section 4.3.

        "Class A Invested Amount" shall mean, when used with respect to any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates, plus (d) the sum of the aggregate amount allocated with respect to Class A Investor Charge-Offs and available on all prior Distribution Dates pursuant to subsection 4.6(a)(vi) and, with respect to such subsection, pursuant to Sections 4.7 and 4.9, for the purpose of reinstating amounts reduced pursuant to the foregoing clause (c), plus (e) the amount of any increase in the Class A Invested Amount resulting from the issuance of Additional Certificates under Section 4.10 and minus (f) the amount of any reduction in the Class A Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of Class A Certificates pursuant to Section 7.4.

        "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.8(b).

        "Class A Investor Defaulted Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (a) the Class A Floating Allocation Percentage applicable on such date and (b) the Defaulted Amount for the related Monthly Period.

        "Class A Percentage" shall mean, as of any date of determination, a fraction the numerator of which is the Class A Adjusted Invested Amount and the denominator of which is the Series Invested Amount.

        "Class A Principal" shall mean the principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.4(a).

        "Class A Required Amount" shall mean, with respect to each Distribution Date, the amount determined by the Servicer equal to the excess, if any, of (x) the sum of (i) Class A Interest for such Distribution Date, (ii) any Carryover Class A Interest for such Distribution Date, (iii) the Class A Servicing Fee for the related Monthly Period, (iv) the Class A Investor Defaulted Amount for such Distribution Date and (v) the Class A Percentage of the Series 2002-1 Allocation Percentage of the adjustment payments required to be made by the Transferor pursuant to Section 3.9 of the Agreement but not made on the preceding Distribution Date, over (y) the sum of the Available Series 2002-1 Finance Charge Collections applied with respect to such amounts pursuant to subsection 4.6(a) plus any Excess Finance Charge Collections from other Series in Group I and Excess Transferor Finance Charge Collections allocable to Series 2002-1 and applied with respect to such amounts pursuant to Section 4.7.

        "Class A Servicing Fee" shall have the meaning specified in Section 3.1.

        "Class B Additional Interest" shall mean the amount, if any, distributable in respect of the Class B Certificates as calculated pursuant to a supplemental agreement entered into in accordance with Section 7.3.

        "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

        "Class B Certificateholders' Interest" shall mean, with respect to any date, the portion of the Series 2002-1 Certificateholders' Interest evidenced by the Class B Certificates.

        "Class B Certificate Rate" shall mean, with respect to any Interest Accrual Period, a per annum rate equal to 0%; provided, however such interest rate may be increased pursuant to the terms of a supplemental agreement entered into in accordance with Section 7.3.

        "Class B Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

        "Class B Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during an Early Amortization Period with respect to Collections of Finance Charge Receivables, the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization Event and the denominator of which is the greater of (a) the total amount of Principal Receivables plus the amount on deposit in the Special Funding Account as of the close of business on such date and (b) when used with respect to Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage; provided, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

        "Class B Initial Invested Amount" shall mean the aggregate initial principal amount of the Class B Certificates, which is $250,000,000.

        "Class B Interest" shall mean the interest, if any, distributable in respect of the Class B Certificates as may be calculated pursuant to a supplemental agreement entered into in accordance with Section 7.3.

        "Class B Invested Amount" shall mean, when used with respect to any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for which the Class B Invested Amount has been reduced for all prior Distribution Dates, plus (e) the sum of the aggregate amount allocated and available on all prior Distribution Dates pursuant to subsection 4.6(a)(vii) and, with respect to such subsection, pursuant to Section 4.7, for the purpose of reinstating amounts reduced pursuant to the foregoing clauses (c) and (d) plus (f) the amount of any increase in the Class B Invested Amount resulting from the issuance of Additional Certificates under Section 4.10.

        "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.8(a).

        "Class B Investor Defaulted Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (a) the Class B Floating Allocation Percentage applicable on such date and (b) the Defaulted Amount for the related Monthly Period.

        "Class B Percentage" shall mean, as of any date of determination, a fraction the numerator of which is the Class B Invested Amount and the denominator of which is the Series Invested Amount.

        "Class B Principal" shall mean the principal distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.4(b).

        "Class B Principal Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Class B Invested Amount as of the last day of the Revolving Period, and (c) during the Early Amortization Period, the Class B Invested Amount as of the last day of the Revolving Period, or, if less, the last numerator used to calculate the Class B Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (ii) during the Accumulation Period and the Early Amortization Period the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period and (y), if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date as to which such determination is being made; provided, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

        "Class B Servicing Fee" shall have the meaning specified in Section 3.1.

        "Closing Date" shall mean July 2, 2002.

        "Controlled Accumulation Amount" shall mean $62,500,000, provided that such amount may be increased pursuant to Section 4.10 as a result of the issuance of Additional Certificates; provided, further, that, if the Accumulation Period is modified pursuant to Section 4.12, (i) the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period shall mean the amount determined in accordance with Section 4.12 on the date on which the Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Accumulation Period shall not be less than the Class A Invested Amount.

        "Controlled Deposit Amount" shall mean, with respect to any Distribution Date with respect to the Accumulation Period, an amount equal to the Controlled Accumulation Amount plus the Deficit Controlled Accumulation Amount for the preceding Distribution Date, if any.

        "Covered Amount" shall mean, with respect to any Distribution Period prior to the payment in full of the Class A Invested Amount, the product of (a) the Class A Certificate Rate in effect with respect to the related Interest Accrual Period, (b) the Principal Funding Account Balance as of the first day of such Distribution Period, and (c) a fraction the numerator of which is the actual number of days in such Distribution Period and the denominator of which is 360.

        "Deficit Controlled Accumulation Amount" shall mean, on each Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Principal for such Distribution Date.

        "Distribution Date" shall mean July 25, 2002, and the 25th day of each month thereafter, or if such day is not a Business Day, the next succeeding Business Day.

        "Distribution Period" shall mean, with respect to a Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Distribution Period shall be the period from and including the Closing Date to but excluding the first Distribution Date.

        "Early Amortization Commencement Date" shall mean earlier of the date on which an Early Amortization Event is deemed to occur or the date on which a Series 2002-1 Early Amortization Event is deemed to occur.

        "Early Amortization Event" shall mean any of the events specified in Section 9.1 of the Agreement.

        "Early Amortization Period" shall mean the period beginning on the earlier of (a) the day on which a Series 2002-1 Early Amortization Event or an Early Amortization Event occurs or is deemed to have occurred and (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on such date, and ending on the earlier of (i) the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full and (ii) the Series 2002-1 Termination Date.

        "Enhancement" shall mean, with respect to the Class A Certificates, the subordination of the Class B Invested Amount.

        "Excess Finance Charge Collections" shall mean, with respect to any Distribution Date, as the context requires, either (x) the amount described in subsection 4.6(a)(x) allocated to the Series 2002-1 Certificates but available to cover shortfalls in amounts paid from Collections of Finance Charge Receivables for other Series, if any, or (y) the aggregate amount of Collections of Finance Charge Receivables allocable to other Series in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Series 2002-1 Certificates.

        "Excess Spread Percentage" shall mean, for any Distribution Date, the amount, if any, by which the Portfolio Yield for the related Monthly Period exceeds the Base Rate for the related Monthly Period.

        "Excess Transferor Finance Charge Collections" shall have the meaning specified in subsection 4.2(d).

        "Floating Allocation Percentage" shall mean, with respect to any date of determination, the sum of the Class A Floating Allocation Percentage and Class B Floating Allocation Percentage on such date.

        "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

        "Interest Accrual Period" shall mean, with respect to an Interest Payment Date, the period from and including the preceding Interest Payment Date to and excluding such Interest Payment Date; provided, however, that the initial Interest Accrual Period shall begin on and include the Closing Date and end on but exclude the first Interest Payment Date.

        "Interest Funding Account" shall have the meaning specified in subsection 4.16(a).

        "Interest Funding Investment Proceeds" shall mean, with respect to each Distribution Date, the investment earnings on funds on deposit in the Interest Funding Account (net of investment expenses and losses) for the related Distribution Period.

        "Interest Payment Date" shall mean September 25, 2002 and the 25th day of each March, June, September and December thereafter or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that following the commencement of the Early Amortization Period, "Interest Payment Date" shall mean each Distribution Date.

        "Invested Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date and (b) the Class B Invested Amount as of such date.

        "Investment Proceeds Shortfall" shall mean, with respect to each Distribution Date during the Accumulation Period, the amount, if any, by which the sum of the Principal Funding Investment Proceeds and the Interest Funding Investment Proceeds is less than the Covered Amount for the related Distribution Period.

        "Investor Certificateholder" shall mean the Holder of record of an Investor Certificate.

        "Investor Certificates" shall mean the Class A Certificates and the Class B Certificates; provided, however, that the Class B Certificates shall not be considered to be Investor Certificates for purposes of any Tax Opinion or other opinion relating to tax matters hereunder or under the Agreement for so long as they are held by the Transferor.

        "Investor Charge-Offs" shall mean the sum of Class A Investor Charge-Offs and Class B Investor Charge-Offs.

        "Investor Defaulted Amount" shall mean, with respect to any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage as of the related Distribution Date.

        "Investor Percentage" shall mean, with respect to Principal Receivables, the Principal Allocation Percentage and, with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, the Floating Allocation Percentage.

        "LIBOR" shall mean, for any Interest Accrual Period, the London Interbank Offered Rate indexed to the offered rates for United States dollar deposits determined by the Trustee for each Interest Accrual Period in accordance with the provisions of Section 4.15 of this Supplement.

        "LIBOR Determination Date" shall mean (i) June 28, 2002 for the first Interest Accrual Period and (ii) the second Business Day prior to the commencement of the second and each subsequent Interest Accrual Period.

        "Monthly Period" shall mean with respect to each Distribution Date, the immediately preceding fiscal month of the Transferor; provided, that the first Monthly Period shall begin on the Closing Date and end on the last day of the fiscal month of the Transferor during which the Closing Date occurs.

        "Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

        "Percentage Allocation" shall have the meaning specified in subsection 4.2(b)(ii)(y).

        "Portfolio Yield" shall mean for the Series 2002-1 Certificates, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the Floating Allocation Percentage of collections of Finance Charge Receivables for that Monthly Period, minus if the Required Reserve Account Amount is greater than zero, the excess of the Investment Proceeds Shortfall over the amount applied from the Reserve Account in accordance with subsection 4.13(d), minus the Investor Defaulted Amount for that Monthly Period and the Series 2002-1 Allocation Percentage of any Adjustment Payments not made on or before the related Distribution Date, and the denominator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date. For the first Monthly Period, the initial deposit of $750,000 made to the Collection Account on the Closing Date for application as Available Series 2002-1 Finance Charge Collections will be added to the numerator described above.

        "Principal Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Invested Amount as of the last day of the Revolving Period; provided, that during the Accumulation Period on the date of issuance of a new Series, at the option of the Transferor, upon satisfaction of the Rating Agency Condition, such amount may be reduced to an amount not less than the greater of (x) the Adjusted Invested Amount on such date and (y) the amount which would result in a Principal Allocation Percentage which when multiplied by the amount of Collections of Principal Receivables for the preceding Monthly Period would equal (I) the Controlled Deposit Amount for such Monthly Period plus 10% of the Controlled Accumulation Amount or, if such date is on or after the Class A Expected Final Payment Date and the Class A Invested Amount has been paid in full, the Class B Invested Amount minus (II) the amount of any Available Shared Principal Collections with respect to such Monthly Period, and (c) during the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (ii) during the Accumulation Period and the Early Amortization Period the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period and (y), if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period, and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date as to which such determination is being made; provided, further, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

        "Principal Funding Account" shall have the meaning specified in subsection 4.11(a).

        "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

        "Principal Funding Investment Proceeds" shall mean, with respect to each Distribution Date during the Accumulation Period, the investment earnings on funds on deposit in the Principal Funding Account (net of investment expenses and losses) for the related Distribution Period.

        "Principal Shortfalls" shall mean on any Distribution Date (x) for Series 2002-1, (i) during the Accumulation Period, the excess of the Controlled Deposit Amount over the aggregate amount applied with respect thereto for such Distribution Date, and (ii) at all other times, the Invested Amount of the class then receiving principal payments after the application of Collections of Principal Receivables on such Distribution Date; provided, however, that after the Class A

Invested Amount has been paid in full, such amount shall be equal to the Class B Invested Amount or (y) for any other Series the amounts specified as such in the Supplement for such other Series.

        "Rating Agency" shall mean each of Standard & Poor's and Moody's.

        "Reallocated Class B Principal Collections" shall have the meaning specified in Section 4.9.

        "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount on such Distribution Date plus (ii) the sum of the Class A Interest and Class B Interest, if any, for such Distribution Date and the Carryover Interest, if any, for such Distribution Date.

        "Record Date" shall mean, with respect to any Distribution Date or Interest Payment Date, as applicable, the last Business Day of the calendar month preceding the month in which such Distribution Date or Interest Payment Date occurs.

        "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

        "Required Amount" shall have the meaning specified in Section 4.7.

        "Required Reserve Account Amount" shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount, if any, specified by the Transferor.

        "Required Retained Transferor's Percentage" shall mean 2%; provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee if each Rating Agency initially contracted to rate the Class A Certificates shall have been notified of such amendment and shall have provided notice to the Trustee or the Servicer that such action would not result in a reduction or withdrawal of its rating of the Class A Certificates and such action shall not, as evidenced by a Tax Opinion, cause the Trust to be characterized for Federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse effect on the Federal income taxation of any outstanding Series of Certificates or any Certificate Owner.

        "Reserve Account" shall have the meaning specified in subsection 4.13(a).

        "Reserve Account Funding Date" shall mean the date specified by the Transferor for the commencement of the funding of the Reserve Account.

        "Reserve Account Surplus" shall mean, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

        "Reserve Draw Amount" shall have the meaning specified in subsection 4.13(c).

        "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the Amortization Period Commencement Date.

        "Scheduled Series 2002-1 Termination Date" shall mean the June 2011 Distribution Date.

        "Series Accounts" shall mean the Interest Funding Account, the Principal Funding Account and the Reserve Account.

        "Series Invested Amount" shall mean, for Series 2002-1, as of any date of determination, an amount equal to the sum of (a) the Class A Adjusted Invested Amount as of such date and (b) the Class B Invested Amount as of such date.

        "Series 2002-1" shall mean the Series of the Target Credit Card Master Trust represented by the Series 2002-1 Certificates.

        "Series 2002-1 Allocation Percentage" shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Series Invested Amount and the denominator of which is the sum of the invested amounts (or adjusted invested amounts, as applicable) of all then outstanding Series.

        "Series 2002-1 Certificateholder" shall mean the holder of record of any Series 2002-1 Investor Certificate.

        "Series 2002-1 Certificateholders' Interest" shall have the meaning specified in Section 4.1.

        "Series 2002-1 Certificates" shall have the meaning specified in Section 1.1.

        "Series 2002-1 Early Amortization Event" shall have the meaning specified in Section 6.1.

        "Series 2002-1 Termination Date" shall mean the earlier to occur of (i) the day after the Distribution Date on which the Series 2002-1 Certificates are paid in full, or (ii) the Scheduled Series 2002-1 Termination Date.

        "Servicing Base Amount" shall have the meaning specified in Section 3.1.

        "Servicing Fee Rate" shall mean 2.00% per annum.

        "Shared Principal Collections" shall mean, as the context requires, either (a) the amount allocated to the Series 2002-1 Certificates which, in accordance with subsections 4.6(a)(iii), (iv), (v), (vi) and (vii), 4.6(b) and 4.6(c)(iii), may be applied in accordance with Section 4.4 of the Agreement or (b) the amounts allocated to the investor certificates of other Series which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" plus amounts specified in any Participation Supplement with respect to any participation to be treated as Shared Principal Collections which may be applied to cover Principal Shortfalls with respect to the Series 2002-1 Certificates.

        "Special Payment Date" shall mean each Distribution Date following the Monthly Period in which an Early Amortization Event occurs with respect to an Early Amortization Period and each Distribution Date following the Class A Expected Final Payment Date.

        "Specified Investor Default Amount" shall mean, for any Distribution Date, the sum of (a) the product of (x) 1.5 and (y) the average of the Investor Defaulted Amounts for the three preceding Monthly Periods, (b) the amount of unreimbursed Class B Investor Charge-Offs for the preceding Monthly Period, and (c) the Floating Allocation Percentage of the amount by which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount on the last day of the current Monthly Period.

        "Shared Transferor Principal Collections" shall have the meaning specified in subsection 4.2(d).

        "Telerate Page 3750" shall mean the display designated as page "3750" by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

        "Termination Payment Date" shall mean the earlier of the first Distribution Date following (i) to the extent applicable, the liquidation or sale of the Receivables as a result of an Insolvency Event and (ii) the occurrence of the Scheduled Series 2002-1 Termination Date.

        "Transferor Retained Certificates" shall mean investor certificates of any Series, including the Class B Certificates, which the Transferor retains, but only to the extent that and for so long as the Transferor is the Holder of such Certificates.

        "Transferor Retained Class" shall mean the Class B Certificates.

ARTICLE III

SERVICER

        Section 3.1    Servicing Compensation.     The share of the Servicing Fee allocable to the Series 2002-1 Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount as of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be $238,096. The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to the product of (a) the Class A Percentage and (b) the Monthly Servicing Fee; provided, however, that with respect to the first Distribution Date the Class A Servicing Fee shall be $178,572. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to the product of (a) the Class B Percentage and (b) the Monthly Servicing Fee; provided, however, that with respect to the first Distribution Date, the Class B Servicing Fee shall be $59,524. The remainder of the Servicing Fee shall be paid from amounts allocable to the Holder of the Transferor Certificate, holders of Participations or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2002-1 Certificateholders be liable for the share of the Servicing Fee to be paid from amounts allocable to the Holder of the Transferor Certificate, holders of a Participation or the Certificateholders of any other Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.6(a)(ii).

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND
ALLOCATION AND APPLICATION OF COLLECTIONS

        Section 4.1    Rights of Certificateholders.     The Series 2002-1 Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Series 2002-1 Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Allocation Percentage and the Principal Allocation Percentage (as applicable from time to time) of Collections, (b) funds distributable to the Series 2002-1 Certificates pursuant to Section 4.2 of the Agreement on deposit in the Special Funding Account, (c) funds on deposit in the Principal Funding Account, (d) funds on deposit in the Interest Funding Account and (e) funds on deposit in the Reserve Account (for such Series, the "Series 2002-1 Certificateholders' Interest"). The Class B Certificates shall be subordinated to the Class A Certificates to the extent provided in this Article IV. The Class B Certificates will not have the right to receive payments of principal until the Class A Invested Amount has been paid in full, except as provided in Section 7.3.

        Section 4.2    Collections and Allocation; Payments on Transferor Certificate.     (a) Collections.    The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account, the Special Funding Account, the Principal Funding Account, the Interest Funding Account and the Reserve Account allocable to the Series 2002-1 Certificates as described in this Article IV and Article IV of the Agreement. In addition, on the Closing Date, the Transferor shall make a deposit to the Collection Account in the amount of $750,000 to be allocated to the Series 2002-1 Certificates.

                (b)    Allocations.    The Servicer will apply, or will instruct the Trustee to apply, all collections and other funds that are allocated to the Investor Certificates as follows:

                  (i)    Daily Allocations During the Revolving Period.    During the Revolving Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

            (x)  Allocate to the Investor Certificateholders and deposit in the Collection Account in accordance with subsection 4.3(a) of the Agreement an amount equal to the product of (A) the Floating Allocation Percentage and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2002-1 deposited in the Collection Account equals the amount of Class A Interest, Class B Interest, if any, Carryover Interest, if any, and, at any time that Retailers National Bank is not the Servicer, the Servicing Fee, in each case due on the Distribution Date in the next Monthly Period, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Class B Investor Charge-Offs or unreimbursed Reallocated Class B Principal Collections or if on the last day of the preceding Monthly Period the Transferor Amount (excluding the interest represented by any Supplemental Certificate) was less than the Required Retained Transferor Amount, the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period.

            (y)  Allocate to the Investor Certificateholders an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing and deposit in the Collection Account the portion of such amount equal to the product of (x) the Class B Principal Allocation Percentage on that Date of Processing and (y) the total amount of Collections of Principal Receivables on that Date of Processing to the extent that (I) the sum of the Class A Monthly Interest, the Carryover Class A Interest, the Class A Servicing Fee, if RNB is not the Servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Class B Investor Charge-Offs or unreimbursed Reallocated Class B Principal Collections or if on the last day of such preceding Monthly Period the Transferor Amount (excluding the interest represented by any Supplemental Certificate) was less than the Required Retained Transferor Amount, is greater than (II) the amount of Collections of Finance Charge Receivables deposited in the Collection Account on that Date of Processing and on each preceding Date of Processing in that Monthly Period pursuant to subsection 4.2(b)(i)(x).

    These Collections of Principal Receivables shall only be retained or deposited in the Collection Account pursuant to this subsection 4.2(b)(i)(y) to the extent that the sum of the Collections of Principal Receivables and the Collections of Finance Charge Receivables retained in the Collection Account pursuant to this subsection 4.2(b)(i)(y) do not exceed the sum of the Class A Monthly Interest, the Carryover Class A Interest, the Class A Servicing Fee, if RNB is not the Servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if the conditions requiring that deposit exist. The excess of the amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Principal Allocation Percentage of the amount of Collections of Principal Receivables on that Date of Processing shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.2(b)(i)(y) on any Date of Processing shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall be paid to such Holder only if on such Date of Processing the Transferor Amount (excluding the interest represented by the Supplemental Certificate) is greater than the Required Retained Transferor Amount and otherwise shall be deposited in the Special Funding Account; provided, further, that such amounts will be paid to the Holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Class B Principal Collections for each Monthly Period available on the related Distribution Date for application in accordance with Section 4.9.

                  (ii)    Daily Allocations During the Accumulation Period.    During the Accumulation Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

            (x)  Allocate to the Investor Certificateholders and deposit in the Collection Account in accordance with subsection 4.3(a) of the Agreement an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2002-1 on deposit in the Collection Account equals the amount of Class A Interest, Class B Interest, if any, Carryover Interest, if any, and, at any time that Retailers National Bank is not the

    Servicer, the Servicing Fee, in each case due on the Distribution Date in the next Monthly Period, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Class B Investor Charge-Offs or unreimbursed Reallocated Class B Principal Collections or if on the last day of the preceding Monthly Period the Transferor Amount (excluding the interest represented by any Supplemental Certificate) was less than the Required Retained Transferor Amount, the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period.

            (y)  During each Monthly Period prior to the Monthly Period in which the Class A Invested Amount is paid in full, allocate to the Class A Certificateholders and deposit in the Collection Account in accordance with subsection 4.3(a) of the Agreement an amount equal to the sum of (I) the product of (x) the Principal Allocation Percentage on such Date of Processing and (y) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation") and (II) the product of (x) the aggregate amount of Shared Transferor Principal Collections for such date and (y) a fraction, the numerator of which is the excess of the Controlled Deposit Amount over the amount on deposit in the Collection Account with respect to principal for the benefit of Series 2002-1 for payment or deposit to the Principal Funding Account on the related Distribution Date and the denominator of which is the equivalent amount for all Series for such date; provided, however, that with respect to each Monthly Period, such amount shall only be deposited in the Collection Account until such time as the amount deposited in the Collection Account with respect to principal for the benefit of Series 2002-1 equals the sum of (i) the Controlled Deposit Amount for the related Distribution Date and (ii) the product of the Class B Principal Allocation Percentage on that Date of Processing and the total amount of Collections of Principal Receivables on that Date of Processing to the extent that (A) the sum of the Class A Monthly Interest, the Carryover Class A Interest, the Class A Servicing Fee, if RNB is not the Servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Class B Investor Charge-Offs or unreimbursed Reallocated Class B Principal Collections or if on the last day of such preceding Monthly Period the Transferor Amount (excluding the interest represented by any Supplemental Certificate) was less than the Required Retained Transferor Amount, is greater than (B) the amount of Collections of Finance Charge Receivables deposited in the Collection Account on that Date of Processing and on each preceding Date of Processing in that Monthly Period pursuant to subsection 4.2(b)(ii)(x).

    Collections of Principal Receivables allocable to Series 2002-1 will only be retained or deposited in the Collection Account in excess of the Controlled Deposit Amount to the extent that the Collections of Principal Receivables and Collections of Finance Charge Receivables retained in the Collection

    Account pursuant to this subsection 4.2(b)(ii)(y) do not exceed the sum of the Class A Monthly Interest, the Carryover Class A Interest, the Class A Servicing Fee, if RNB is not the servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if the conditions requiring that deposit exist. The excess of the amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Principal Allocation Percentage of the amount of Collections of Principal Receivables on that Date of Processing shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall not be treated as a Percentage Allocation and shall be paid to the Holder of the Transferor Certificate only if the Transferor Amount (excluding the interest represented by the Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account; provided, further, that such amounts will be paid to the Holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Class B Principal Collections for each Monthly Period available on the related Distribution Date for application in accordance with Section 4.9.

                  (iii)    Daily Allocations During the Early Amortization Period.    During the Early Amortization Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

            (x)  Allocate to the Investor Certificateholders and deposit in the Collection Account in accordance with subsection 4.3(a) of the Agreement an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

            (y)  Allocate to the Investor Certificateholders and deposit in the Collection Account in accordance with subsection 4.3(a) of the Agreement an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Investor Certificateholders, any excess of the amount determined in accordance with this subparagraph (y) shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by the

    Supplemental Certificate) is greater than the Required Retained Transferor Amount and otherwise shall be deposited in the Special Funding Account.

                  (iv)    Monthly Allocations During the Revolving Period and Accumulation Period.    During the Revolving Period and Accumulation Period, the Servicer shall, prior to the close of business on any Transfer Date allocate to the Investor Certificateholders and deposit in the Collection Account an amount equal to the sum of (I) (A) the lesser of (1) the sum of (a) the product of (x) the Floating Allocation Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of Collections of Finance Charge Receivables for the related Monthly Period, (b) the amount of Excess Finance Charge Collections allocated to Series 2002-1 for the related Monthly Period and (c) the amount of Excess Transferor Finance Charge Collections allocated to Series 2002-1 for the related Monthly Period and (2) the aggregate of the amounts to be paid on such Distribution Date pursuant to clause (y) of each of clauses (i) through (viii) of subsection 4.6(a) and the amount described in subsection 4.6(a)(ix), less (B) the daily amounts deposited in the Collection Account during such Monthly Period pursuant to subsections 4.2(b)(i)(x) and 4.2(b)(ii)(x) with respect to the Revolving Period and the Accumulation Period, respectively, (II) the excess of the amount of Reallocated Class B Principal Collections over the amount retained in the Collection Account pursuant to subsections 4.2(b)(i)(y) and 4.2(b)(ii)(y) with respect to the Revolving Period and Accumulation Period, (III) an amount equal to the pro rata portion of Finance Charge Shortfalls, if any, for Group I allocated to Series 2002-1 pursuant to Section 4.5 of the Agreement, not to exceed Excess Finance Charge Collections pursuant to subsection 4.6(a)(x) available on the related Distribution Date, (IV) an amount equal to the amount of Shared Principal Collections to be applied for the benefit of other Principal Sharing Series pursuant to Section 4.4 of the Agreement from amounts that were originally allocated to Series 2002-1, not to exceed (a) during the Revolving Period, the Principal Allocation Percentage of Principal Collections for the related Monthly Period or (b) during the Accumulation Period, the Principal Allocation Percentage of Principal Collections for the related Monthly Period less the amount thereof applied to pay Class A Principal on the related Distribution Date and (V) the amount of Shared Transferor Principal Collections to be applied to make payments of Class A Principal and Class B Principal on the related Distribution Date.

                (c)  The allocations to be made pursuant to this Section 4.2 also apply to deposits into the Collection Account that are treated as Collections, including adjustment payments made in accordance with Section 3.9 of the Agreement, payment of the reassignment price pursuant to subsection 2.5(b) of the Agreement and proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 10.2, 12.1 or 12.2 of the Agreement and Section 7.1. Such deposits to be treated as Collections will be allocated as Finance Charge Receivables or Principal Receivables as provided in the Agreement.

                (d)  Notwithstanding anything herein or in the Agreement, the Supplement for any other Series or any Enhancement Agreement for any Series to the contrary, all amounts designated to be paid to the Transferor or any holder of a Transferor Certificate in such documents, other than amounts allocated to be paid to the holder of any Supplemental Certificate, instead, to the extent that such amounts are derived from Collections of Finance Charge Receivables and other amounts applied like collections of Finance Charge Receivables, including any amounts constituting

Excess Finance Charge Collections remaining after application thereof to all Series but prior to payment thereof to the Transferor, shall be deemed to be "Excess Transferor Finance Charge Collections" and to the extent that such amounts are derived from Collections of Principal Receivables, and to the extent of any Excess Transferor Finance Charge Collections remaining after application thereof to each Series designated to be entitled thereto, shall be deemed to be "Shared Transferor Principal Collections."

        Section 4.3    Determination of Monthly Interest for the Series 2002-1 Certificates.     The amount of monthly interest (the "Class A Interest") allocable to the Class A Certificates with respect to any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period, and (iii) a fraction the numerator of which is the actual number of days in the related Distribution Period and the denominator of which is 360; provided, however, that with respect to the first Distribution Date after the Closing Date the Class A Interest shall be an amount equal to $951,145.84.

        On the Determination Date preceding each Interest Payment Date, the Servicer shall determine an amount (the "Class A Interest Shortfall") equal to the excess, if any, of (x) the sum of the Class A Interest for each Distribution Date during the Interest Accrual Period applicable to such Interest Payment Date plus the Carryover Class A Interest for the first Distribution Date in the Interest Accrual Period applicable to such Distribution Date over (y) the amount available to be paid to the Class A Certificateholders in respect of interest on such Interest Payment Date. If there is a Class A Interest Shortfall with respect to any Interest Payment Date, an additional amount shall be payable as provided herein with respect to the Class A Certificates on each Interest Payment Date following such Interest Payment Date, to and including the Interest Payment Date on which such Class A Interest Shortfall is paid to Class A Certificateholders. "Class A Additional Interest" shall mean, for any Distribution Date during an Interest Accrual Period, an amount equal to the product of (i) the Class A Certificate Rate plus 2% per annum, (ii) such Class A Interest Shortfall as of the preceding Interest Payment Date, and (iii) a fraction the numerator of which is the actual number of days in the related Distribution Period and the denominator of which is 360. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificateholders only to the extent permitted by applicable law.

        Section 4.4    Determination of Principal Amounts.     (a) The amount of principal (the "Class A Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date with respect to the Amortization Period shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables (subtracting from such product the amount of Reallocated Class B Principal Collections) with respect to the preceding Monthly Period, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class A Certificates pursuant to subsection 4.6(d) with respect to the preceding Monthly Period, (iii) the amount, if any, allocated to the Class A Certificates pursuant to subsections 4.6(a)(iii), (iv), (v), (vi) and (vii) with respect to the preceding Monthly Period, (iv) the amount of Shared Principal Collections allocated to Series 2002-1 with respect to the preceding Monthly Period pursuant to Section 4.4 of the Agreement and (v) the amount of Shared Transferor Principal Collections allocated to Series 2002-1 with respect to the preceding Monthly Period pursuant to subsection 4.5(b); provided, however, that (i) with respect to any Distribution Date during the Accumulation Period, Class A Principal may not exceed the Controlled Deposit Amount for such

Distribution Date and (ii) with respect to any Distribution Date, Class A Principal may not exceed the Class A Adjusted Invested Amount.

                (b)  The amount of principal (the "Class B Principal") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date on and after the Distribution Date on which the Class A Invested Amount is paid in full, shall be an amount equal to the lesser of: (x) the sum of (i) an amount equal to the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables (subtracting from such product the amount of Reallocated Class B Principal Collections) with respect to the preceding Monthly Period, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class B Certificates pursuant to subsection 4.6(d) with respect to the preceding Monthly Period, and (iii) the amount, if any, allocated to the Class B Certificates pursuant to subsections 4.6(a)(iv), (v) and (vii) with respect to the preceding Monthly Period, (iv) the amount of Shared Principal Collections allocated to Series 2002-1 with respect to the preceding Monthly Period pursuant to Section 4.4 of the Agreement and (v) the amount of Shared Transferor Principal Collections allocated to Series 2002-1 with respect to the preceding Monthly Period pursuant to subsection 4.5(b); provided, however, that with respect to the Distribution Date on which the Class A Invested Amount is paid in full, the amounts described in clauses (i), (iv) and (v) shall be net of any amount thereof applied to the payment of Class A Principal, and (y) the Class B Invested Amount.

        Section 4.5    Shared Principal Collections.     (a) Shared Principal Collections allocated to the Series 2002-1 Certificates and to be applied pursuant to clause (iv) of subsection 4.4(a) and clause (vi) of subsection 4.4(b) for any Distribution Date with respect to the Amortization Period shall mean an amount equal to the product of (x) Shared Principal Collections for all Series for such date and (y) a fraction, the numerator of which is the Principal Shortfall for the Series 2002-1 Certificates for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such date. For any Distribution Date with respect to the Revolving Period, Shared Principal Collections allocated to the Series 2002-1 Certificates shall be zero.

                (b)  Shared Transferor Principal Collections allocated to the Series 2002-1 Certificates and to be applied pursuant to clause (v) of subsection 4.4(a) and clause (v) of subsection 4.4(b) for any Distribution Date with respect to the Amortization Period shall mean an amount equal to the product of (x) the aggregate amount of Shared Transferor Principal Collections for such date and (y) a fraction, the numerator of which is the Principal Shortfall for the Series 2002-1 Certificates for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such date. For any Distribution Date with respect to the Revolving Period, Shared Transferor Principal Collections allocated to the Series 2002-1 Certificates shall be zero.

        Section 4.6    Application of Funds on Deposit in the Collection Account for the Certificates.     (a) On each Distribution Date, the Servicer shall instruct the Trustee to withdraw, and the Trustee, acting in accordance with such instructions set forth in the Monthly Servicer Report, shall withdraw from the Collection Account, or retain therein, as applicable, to the extent of the sum of (x) the Floating Allocation Percentage of Collections of Finance Charge Receivables collected during the preceding Monthly Period plus (y) any investment earnings on amounts on deposit in the Principal Funding Account deposited in the Collection Account pursuant to subsection 4.11(b), investment earnings on amounts on deposit in the Reserve Account deposited in the Collection Account pursuant to subsection 4.13(b) and investment earnings on amounts on deposit in the Interest Funding Account deposited in the Collection Account pursuant to subsection 4.16(b) plus (z) the Reserve Draw Amount deposited into the Collection Account pursuant to subsection 4.13(d)

(such sum, the "Available Series 2002-1 Finance Charge Collections"; provided that, with respect to the first Distribution Date, the amount deposited by the Transferor into the Collection Account pursuant to subsection 4.2(a) shall also constitute Available Series 2002-1 Finance Charge Collections), the following amounts, and apply such amounts as follows and in the following priority:

                  (i)    Class A Interest.    An amount equal to the lesser of (x) the Available Series 2002-1 Finance Charge Collections for such date and (y) the sum of Class A Interest and Carryover Class A Interest shall be deposited into the Interest Funding Account for distribution to the Class A Certificateholders in accordance with Section 5.1.

                  (ii)    Servicing Fee.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsection 4.6(a)(i) and (y) the Monthly Servicing Fee for such Monthly Period plus any unpaid Monthly Servicing Fees from prior Monthly Periods.

                  (iii)    Class A Investor Defaulted Amount.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) and (ii) and (y) the aggregate Class A Investor Defaulted Amount for such Distribution Date, shall be (A) during the Revolving Period, treated as Shared Principal Collections and (B)(I) during the Accumulation Period, on and prior to the date on which an amount equal to the Class A Invested Amount is available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account, and (II) during the Early Amortization Period, on and prior to the date on which the Class A Invested Amount is paid in full, deposited in the Collection Account, in each case for payment to the Class A Certificateholders to the extent required in accordance with subsections 4.4(a)(iii) and 4.6(c).

                  (iv)    Class B Investor Defaulted Amount.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iii) and (y) the aggregate Class B Investor Defaulted Amount for such Distribution Date, shall be (A) during the Revolving Period treated as Shared Principal Collections, (B)(I) during the Accumulation Period, on and prior to the day on which an amount equal to the Class A Invested Amount is deposited in the Principal Funding Account, retained in the Principal Funding Account, and (II) during the Early Amortization Period, on and prior to the date on which the Class A Invested Amount is paid in full, deposited in the Collection Account, in each case for payment to the Class A Certificateholders to the extent required in accordance with subsections 4.4(a)(iii) and 4.6(c) and (C) on and after the date on which an amount equal to the Class A Invested Amount has been retained in the Principal Funding Account or the Class A Invested Amount has been paid in full, distributed to the Class B Certificateholders to the extent of the Class B Invested Amount.

                  (v)    Adjustment Payment Shortfalls.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iv) and (y) an amount equal to the Floating Allocation Percentage of any adjustment payment which the Transferor is required but fails to make pursuant to subsection 3.9(a) of the Agreement shall be, (A) during the Revolving Period, treated as Shared Principal Collections, (B)(I) during the Accumulation Period, on and prior to the day on which an amount equal to the Class A Invested Amount is deposited in the Principal Funding Account, retained in the Principal Funding Account, and (II) during the Early Amortization Period, on and prior to the date on which the Class A Invested Amount is paid in full, deposited in the Collection Account, in each case for payment to the Class A Certificateholders to the extent required in accordance with subsections 4.4(a)(iii) and 4.6(c) and (C) on and after the date on which an amount equal to the Class A Invested Amount has been retained in the Principal Funding Account or the Class A Invested Amount has been paid in full, distributed to the Class B Certificateholders to the extent of the Class B Invested Amount.

                  (vi)    Reimbursement of Class A Investor Charge-Offs.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (v) and (y) the unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs, and shall be (A) during the Revolving Period, treated as Shared Principal Collections and (B)(I) during the Accumulation Period, on and prior to the day on which an amount equal to the Class A Invested Amount is available in the Principal Funding Account, retained in the Principal Funding Account, and (II) during the Early Amortization Period, on and prior to the date on which the Class A Invested Amount is paid in full, deposited in the Collection Account, in each case for payment to the Class A Certificateholders to the extent required in accordance with subsections 4.4(a)(iii) and 4.6(c).

                  (vii)    Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (vi) and (y) the unreimbursed reductions in the Class B Invested Amount as a result of Class B Investor Charge-Offs and Reallocated Class B Principal Collections, if any, shall be (A) during the Revolving Period treated as Shared Principal Collections, (B)(I) during the Accumulation Period, on and prior to the day on which an amount equal to the Class A Invested Amount is deposited in the Principal Funding Account, retained in the Principal Funding Account, and (II) during the Early Amortization Period, on and prior to the date on which the Class A Invested Amount is paid in full, deposited in the Collection Account, in each case for payment to the Class A Certificateholders to the extent required in accordance with subsections 4.4(a)(iii) and 4.6(c) and (C) on and after the date on which an amount equal to the Class A Invested Amount has been retained in the Principal Funding Account or the Class A Invested Amount has been paid in full, distributed to the Class B Certificateholders to the extent of the Class B Invested Amount.

                  (viii)    Class B Interest.    An amount equal to the lesser of (x) any Available Series 2002-1 Finance Charge Collections remaining after giving effect to the withdrawals to subsections 4.6(a)(i) through (vii) and (y) the sum of Class B

  Interest and Carryover Class B Interest, if any, shall be paid to the Class B Certificateholders. Notwithstanding anything to the contrary herein, the portion of Carryover Class B Interest that constitutes Class B Additional Interest shall be payable or distributable to Class B Certificateholders only to the extent permitted by applicable law.

                  (ix)    Reserve Account.    On each Distribution Date from and after the Reserve Account Funding Date, but prior to the date of termination of the Reserve Account as described in subsection 4.13(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account.

                  (x)    Excess Finance Charge Collections.    Any Available Series 2002-1 Finance Charge Collections after giving effect to the withdrawals pursuant to subsection 4.6(a)(i) through (ix) shall be treated as Excess Finance Charge Collections, and the Servicer shall direct the Trustee in writing on each Distribution Date to withdraw such amounts from the Collection Account and to first make such amounts available to pay to Certificateholders of other Series in Group I to the extent of shortfalls, if any, in amounts payable to such certificateholders from Collections of Finance Charge Receivables allocated to such other Series in Group I, and then to pay any unpaid expenses or liabilities of the Trust, and then treated as Excess Transferor Finance Charge Collections.

                (b)  For each Distribution Date with respect to the Revolving Period, the sum of (x) the product of (i) the Principal Allocation Percentage and (ii) Collections of Principal Receivables with respect to such Distribution Date, minus (y) any Reallocated Class B Principal Collections, will be treated as Shared Principal Collections and applied, for such Distribution Date, as provided in Section 4.4 of the Agreement; provided, however, that if the Class B Invested Amount is reduced in accordance with subsection 7.3(a), the amount specified above may be distributed to the Class B Certificateholders in an amount not to exceed such reduction.

                (c)  For each Distribution Date on and after the Amortization Period Commencement Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute the amount of funds on deposit in the Collection Account available for payment of principal to Series 2002-1 Certificateholders in accordance with Section 4.4 in the following priority:

                  (i)    an amount equal to Class A Principal, subject to the proviso in subsection 4.4(a), (x) with respect to the Accumulation Period, to the Principal Funding Account for payment to the Class A Certificateholders on the earlier of the Class A Expected Final Payment Date and the first Special Payment Date or (y) with respect to the Early Amortization Period, to the Class A Certificateholders;

                  (ii)  after the Class A Invested Amount has been paid in full, to the Class B Certificateholders, an amount equal to Class B Principal, subject to the proviso in subsection 4.4(b); and

                  (iii)  an amount equal to the sum of (I) the excess, if any, of (A) the sum of the amounts described in subsections 4.4(a)(i) and (iii) over (B) the

  Class A Principal and (II) the excess, if any, of (A) the sum of the amounts described in subsections 4.4(b)(i) and (iii) over (B) the Class B Principal will be treated as Shared Principal Collections and applied as provided in Section 4.4 of the Agreement.

                (d)  On each Distribution Date during the Amortization Period, funds on deposit in the Special Funding Account and distributable to Series 2002-1 as provided in Section 4.2 of the Agreement will be deposited in the Collection Account. Such amounts will be allocated in the following order of priority:

                  (i)    on each Distribution Date until the Class A Invested Amount is paid in full to the Class A Certificateholders in an amount equal to the lesser of the Principal Shortfall and the amount allocated with respect thereto pursuant to Section 4.2 of the Agreement; provided, however, such amount shall not exceed the Class A Principal after subtracting therefrom any amounts to be deposited in the Collection Account with respect thereto pursuant to subsections 4.4(a)(i), (iii),(iv) and (v); and provided, further that during the Accumulation Period such amount shall be deposited in the Principal Funding Account; and

                  (ii)  on each Distribution Date on and after the Distribution Date on which the Class A Invested Amount is paid in full to the Class B Certificateholders in an amount not to exceed the Class B Invested Amount after subtracting therefrom any amounts to be deposited in the Collection Account with respect thereto pursuant to subsections 4.4(b)(i), (iii), (iv), (v) and (vi) to be paid to the Class B Certificateholders.

        Section 4.7    Coverage of Required Amount for the Series 2002-1 Certificates.     To the extent that on any Distribution Date payments are being made pursuant to any of subsections 4.6(a)(i) through (ix), respectively, and the full amount to be paid pursuant to any such subsection receiving payments on such Distribution Date is not paid in full on such Distribution Date, the Servicer shall apply all or a portion of the Excess Finance Charge Collections from other Series with respect to such Distribution Date allocable to the Series 2002-1 Certificates in an amount equal to the excess of the full amount to be allocated or paid pursuant to the applicable subsection over the amount applied with respect thereto from Available Series 2002-1 Finance Charge Collections on such Distribution Date (the "Required Amount"). Excess Finance Charge Collections allocated to the Series 2002-1 Certificates for any Distribution Date shall mean an amount equal to the product of (x) Excess Finance Charge Collections available from all other Series in Group I for such Distribution Date and (y) a fraction, the numerator of which is the Required Amount for such Distribution Date and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from Collections of Finance Charge Receivables for all Series in Group I for such Distribution Date.

        In addition, the Servicer shall apply all or a portion of the Excess Transferor Finance Charge Collections with respect to such Distribution Date allocable to the Series 2002-1 Certificates in an amount equal to the unpaid Required Amount after the application of Excess Finance Charge Collections. Excess Transferor Finance Charge Collections allocated to the Series 2002-1 Certificates for any Distribution Date shall mean an amount equal to the product of (x) Excess Transferor Finance Charge Collections available for such Distribution Date and (y) a fraction, the numerator of which is the unpaid Required Amount after the application of Excess Finance Charge

Collections for such Distribution Date and the denominator of which is the aggregate amount of shortfalls for such Distribution Date in required amounts or other amounts to be paid from Collections of Finance Charge Receivables for all Series which are designated pursuant to the applicable Series Supplement to be entitled to share Excess Transferor Finance Charge Collections.

        Section 4.8    Investor Charge-Offs.     (a) If, on any Determination Date, the aggregate Investor Defaulted Amount and the Series 2002-1 Allocation Percentage of any unpaid adjustment payments required by Section 3.9 of the Agreement in the preceding Monthly Period exceed the Available Series 2002-1 Finance Charge Collections applied to the payment thereof pursuant to subsections 4.6(a)(iii), (iv) and (v) plus the amount of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated thereto pursuant to Section 4.7, plus the amount of Reallocated Class B Principal Collections applied with respect thereto pursuant to Section 4.9, the Class B Invested Amount will be reduced by the amount by which the remaining aggregate Investor Defaulted Amount and Series 2002-1 Allocation Percentage of such unpaid adjustment payments exceed the amount applied with respect thereto during such preceding Monthly Period (a "Class B Investor Charge-Off").

                (b)  In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the aggregate Investor Defaulted Amount and Series 2002-1 Allocation Percentage of the unpaid adjustment payments required by Section 3.9 of the Agreement for such Monthly Period (a "Class A Investor Charge-Off").

        Section 4.9    Reallocated Class B Principal Collections for the Series 2002-1 Certificates.     On each Distribution Date, the Servicer will apply or cause the Trustee to apply from amounts on deposit in the Collection Account an amount equal to the lesser of (i) the Class B Invested Amount, (ii) the product of (x) the Class B Principal Allocation Percentage and (y) the amount of Collections of Principal Receivables with respect to the related Monthly Period and (iii) the Class A Required Amount for such Distribution Date (such amount called "Reallocated Class B Principal Collections") to the components of the Class A Required Amount in the same priority as amounts are applied to such components from Available Series 2002-1 Finance Charge Collections pursuant to subsection 4.6(a).

        Section 4.10    Issuance of Additional Investor Certificates.     (a) During the Revolving Period, the Transferor may, in its discretion and subject to the terms of (b) below, request the Trustee to issue additional Class A Certificates and Class B Certificates (each such additional certificates, the "Additional Certificates") in an amount and on the date (the "Additional Certificate Date") determined by the Transferor. Upon issuance, the Additional Certificates will be identical in all respects (except that the principal amount of such Additional Certificates may be different) to the Certificates currently outstanding and will be equally and ratably entitled to the benefits of this Supplement and the Agreement. As a result of such issuance, the Class A Invested Amount and the Class B Invested Amount shall be increased pro rata and all the calculations required pursuant to this Supplement shall, from and after the Additional Certificate Date, be computed using such increased Class A Invested Amount and Class B Invested Amount. The Controlled Accumulation Amount shall be increased proportionally to reflect the additional principal amount of Class A Certificates and Class B Certificates represented by the Additional Certificates.

                (b)  Additional Certificates shall only be issued upon satisfaction of all of the following conditions:

                  (i)    on or before the fifth Business Day immediately preceding the date on which the Additional Certificates are to be issued, the Transferor shall give notice to the Trustee, the Servicer and the Rating Agency of such issuance and the date upon which it is to occur;

                  (ii)  after giving effect to the addition of the Additional Certificates to the Series, the total amount of Principal Receivables in the Trust shall be greater than or equal to the Required Principal Balance;

                  (iii)  on or before the Additional Certificate Date, the Rating Agency Condition shall have been satisfied;

                  (iv)  the Transferor shall have delivered to the Trustee an Officer's Certificate dated as of the Additional Certificate Date, stating that the Transferor reasonably believes that the issuance of such Additional Certificates will not have a material adverse effect on the Class A Certificates or Class B Certificates, however, a dilution of voting rights does not constitute a material adverse effect for the purposes of this Section 4.10;

                  (v)  as of the date of issuance of the Additional Certificates, the amount of unreimbursed Investor Charge-Offs shall be zero; and

                  (vi)  the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such issuance.

        Section 4.11    Establishment of the Principal Funding Account for the Certificates.     (a) The Trustee, for the benefit of the holders of the Series 2002-1 Certificates, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Series 2002-1 Certificates (the "Principal Funding Account"). The Principal Funding Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof for the benefit of the holders of the Series 2002-1 Certificates. For purposes of the definition of "Required Retained Transferor Amount" the Principal Funding Account shall be an account specified in clause (i)(b) of the definition thereof. Except as provided in subsection 4.11(b), the Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the holders of the Series 2002-1 Certificates. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Principal Funding Account meeting the conditions specified above, transfer any cash and/or any investments to such new Principal Funding Account and from the date such new Principal Funding Account is established, it shall be, for the Certificates, the "Principal Funding Account."

                (b)  On each Distribution Date with respect to the Accumulation Period and any Special Payment Date, the Servicer shall withdraw from the Principal Funding Account and deposit in the Collection Account all interest and other investment income (net of losses and investment expenses) on funds then on deposit in the Principal Funding Account. Investment income

(including reinvested interest) on funds deposited in the Principal Funding Account and invested pursuant to subsection 4.11(c) shall not be considered to be principal amounts on deposit in the Principal Funding Account for purposes hereof, and shall be treated as Available Series 2002-1 Finance Charge Collections with respect to the related Monthly Period. Funds on deposit in the Principal Funding Account prior to the Class A Expected Final Payment Date shall be invested at the direction of the Transferor by the Trustee in Eligible Investments. Any such investment shall (i) convert or be convertible into cash so that such funds shall be made available for withdrawal on or prior to each Distribution Date and (ii) shall be held until maturity. Any request to the Trustee from the Transferor to invest funds on deposit in the Principal Funding Account shall be in writing and shall certify that the requested investment is an Eligible Investment which converts or is convertible into cash at or prior to the time required hereby.

                (c)  Pursuant to the authority granted to the Servicer in subsection 3.1(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out of the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Sections 5.1 and 6.7 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Certificateholders.

        Section 4.12    Accumulation Period.     The Accumulation Period is scheduled to commence on the Accumulation Date; provided, however, that if the Accumulation Period Length (determined as described below) on any Determination Date on or after the May 2006 Determination Date is less than 12 months, upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer, at its option, may elect to modify the date on which the Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Payment Date occurs at least equal to the Accumulation Period Length (so that, as a result of such election, the number of Monthly Periods in the Accumulation Period will at least equal the Accumulation Period Length); provided, however, that (i) the length of the Accumulation Period will not be less than one month; (ii) such determination of the Accumulation Period Length shall be made on each Determination Date on and after the March 2006 Determination Date but prior to the commencement of the Accumulation Period, and any election to shorten the Accumulation Period shall be subject to the subsequent lengthening of the Accumulation Period to the Accumulation Period Length determined on any subsequent Determination Date, but the Accumulation Period shall in no event commence prior to the Accumulation Date, and (iii) notwithstanding any other provision of the Series 2002-1 Supplement to the contrary, no election to postpone the commencement of the Accumulation Period shall be made after an Early Amortization Event (as defined in the related Supplement) shall have occurred and be continuing with respect to any other Series. The "Accumulation Period Length" will mean a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Expected Final Payment Date is expected to equal or exceed the Class A Invested Amount, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the 12 preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Special Funding Account, if any) remains constant at the level on such date of determination, (3) no Early Amortization Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Accumulation Period pursuant to this Section 4.12 shall specify (i) the

Accumulation Period Length, (ii) the commencement date of the Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Accumulation Period.

        Section 4.13    Reserve Account.     (a) The Servicer shall establish and maintain with an Eligible Institution, which may be the Trustee, in the name of the Trustee, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account. The Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.6(a)(ix).

                (b)  Funds on deposit in the Reserve Account shall be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date shall be invested in such investments that will convert or be convertible into cash so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or certificated securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount and the balance, if any, shall be deposited into the Collection Account for application as Available Series 2002-1 Finance Charge Collections on the following Distribution Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

                (c)  On each Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Invested Amount and the first Transfer Date with respect to the Early Amortization Period, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the Investment Proceeds Shortfall with respect to each related Distribution Date with respect to the Accumulation Period or the first Distribution Date with respect to the Early Amortization Period.

                (d)  In the event that for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the written instructions of the Servicer), deposited into the Collection Account and included in Available Series 2002-1 Finance Charge Collections for such Transfer Date.

                (e)  In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account on and prior to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account, and apply as Excess Finance Charge Collections, an amount equal to such Reserve Account Surplus.

                (f)    Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) the day on which the Class A Invested Amount is paid in full to the Class A Certificateholders, (iii) if the Accumulation Period has not commenced, the occurrence of a Series 2002-1 Early Amortization Event or a Early Amortization Event and (iv) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account and apply as Available Series 2002-1 Finance Charge Collections, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.

        Section 4.14    Defeasance.     On any date prior to the Early Amortization Period on which the following conditions have been satisfied: (i) the Transferor has deposited (x) in the Principal Funding Account, an amount equal to the outstanding principal balance of the Class A Certificates, which amount will be invested in Eligible Investments and (y) in the Reserve Account an amount equal to or greater than the Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date; (ii) the Transferor has delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations as described below will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Trust, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor has delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would constitute an Early Amortization Event or a Series 2002-1 Early Amortization Event to occur; and (iv) the Rating Agency Condition shall have been satisfied; then, the Series 2002-1 Certificates will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("Defeasance"), and the Investor Percentages applicable to the allocation to the Series 2002-1 Certificateholders of Collections of Principal Receivables, Finance Charge Receivables and Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class B Invested Amount will be reduced to zero.

        Section 4.15    Determination of LIBOR.     (a) On each LIBOR Determination Date, the Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a period equivalent to the Interest Accrual Period following the LIBOR Determination Date which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date; provided, however, that for the initial Interest Accrual Period the Trustee shall determine LIBOR, as described above, on the basis of the rate for deposits in

United States dollars for a period equivalent to three months following the initial LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equivalent to the Interest Accrual Period following the LIBOR Determination Date. The Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equivalent to the Interest Accrual Period following the LIBOR Determination Date.

                (b)  The Class A Certificate Rate applicable to the then current and the immediately preceding Interest Accrual Periods may be obtained by any Class A Certificateholder by telephoning the Trustee at (612) 667-2484.

                (c)  On each LIBOR Determination Date, the Trustee shall send to the Servicer by facsimile notification of LIBOR for the following Interest Accrual Period.

        Section 4.16    Interest Funding Account.     (a) The Trustee, for the benefit of the holders of the Series 2002-1 Certificates, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Series 2002-1 Certificates (the "Interest Funding Account"). The Interest Funding Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Interest Funding Account and in all proceeds thereof for the benefit of the holders of the Series 2002-1 Certificates. Except as provided in subsection 4.16(b), the Interest Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the holders of the Series 2002-1 Certificates. If, at any time, the Interest Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Interest Funding Account meeting the conditions specified above, transfer any cash and/or any investments to such new Interest Funding Account and from the date such new Interest Funding Account is established, it shall be, for the Certificates, the "Interest Funding Account."

                (b)  On each Distribution Date, the Servicer shall withdraw from the Interest Funding Account and deposit in the Collection Account all interest and other investment income (net of losses and investment expenses) on funds then on deposit in the Interest Funding Account. Investment income (including reinvested interest) on funds deposited in the Interest Funding Account and invested pursuant to subsection 4.16(c) shall not be considered to be principal amounts on deposit in the Interest Funding Account for purposes hereof, and shall be treated as Available Series 2002-1 Finance Charge Collections with respect to the related Monthly Period. Funds on deposit in the Interest Funding Account shall be invested at the direction of the Transferor by the Trustee in Eligible Investments. Any such investment shall (i) convert or be convertible into cash so that such funds shall be made available for withdrawal on or prior to each Distribution Date and (ii) shall be held until maturity. Any request to the Trustee from the Transferor to invest funds on deposit in the

Interest Funding Account shall be in writing and shall certify that the requested investment is an Eligible Investment which converts or is convertible into cash at or prior to the time required hereby.

                (c)  Pursuant to the authority granted to the Servicer in subsection 3.1(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Interest Funding Account for the purposes of carrying out of the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Sections 5.1 and 6.7 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Interest Funding Account for the purpose of making distributions to the Certificateholders.

ARTICLE V

DISTRIBUTIONS AND REPORTS TO SERIES 2002-1
INVESTOR CERTIFICATEHOLDERS

        Section 5.1    Distributions.

                (a)  On each Interest Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are available on such Interest Payment Date to pay interest on the Class A Certificates pursuant to this Supplement.

                (b)  On the Class A Expected Final Payment Date and on each Distribution Date thereafter, and on each Distribution Date with respect to the Early Amortization Period, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Invested Amount on such date. On each Distribution Date on and after the Distribution Date on which the Class A Invested Amount is paid in full, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) such Class B Certificateholder's pro rata share of the amounts that are available on such date to pay principal of the Class B Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class B Invested Amount on such date.

                (c)  The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.6, 10.1 and 12.2 of the Agreement and Section 8.1.

                (d)  Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to Series 2002-1 Certificateholders hereunder shall be made by check mailed to each Series 2002-1 Certificateholder at such Series 2002-1 Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 2002-1 Certificate or the making of any notation thereon; provided, however, that with respect to Series 2002-1 Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds; provided, further, that the final payment in retirement of the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the offices specified in the notice of such final distribution delivered by the Trustee pursuant to Section 12.2 of the Agreement.

        Section 5.2    Reports and Statements to Series 2002-1 Certificateholders.

                (a)  On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Class A Certificateholder a statement substantially in the form of Exhibit B prepared by the Servicer.

                (b)  Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent and each Rating Agency (i) statements substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit C.

                (c)  On or before January 31 of each calendar year, beginning with calendar year 2003, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2002-1 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2002-1 Certificateholders, as set forth in paragraph (a) or (b) above, as applicable, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2002-1 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

ARTICLE VI

EARLY AMORTIZATION EVENTS

        Section 6.1    Series 2002-1 Early Amortization Events.     If any one of the following events shall occur with respect to the Series 2002-1 Certificates:

                (a)  failure on the part of (i) RNB duly to observe or perform in any material respect any covenants or agreements of RNB set forth in the Bank Purchase Agreement, (ii) TCC duly to observe or perform in any material respect any covenants or agreements of TCC set forth in the Receivables Purchase Agreement or (iii) the Transferor (A) to make any payment or deposit required to be made by the Transferor by the terms of (I) the Agreement or (II) this Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, (B) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (C) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Supplement, which failure under clause (i), (ii) or (iii) has a material adverse effect on the Series 2002-1 Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Holder of Series 2002-1 Certificates;

                (b)  any representation or warranty made by RNB in the Bank Purchase Agreement, TCC in the Receivables Purchase Agreement or the Transferor in the Agreement or this Supplement (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Holder of Series 2002-1 Certificates, and (ii) as a result of which the interests of the Series 2002-1 Certificateholders are materially and adversely affected; provided, however, that a Series 2002-1 Early Amortization Event pursuant to this subsection 6.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted designation of the related Receivable as an Ineligible Receivable during such period in accordance with the provisions of the Agreement;

                (c)  the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods;

                (d)  (i) a failure by TCC or the Transferor to make an Addition within five Business Days after the Required Designation Date or (ii) the Class B Invested Amount shall be less than 5% of the Initial Invested Amount;

                (e)  any Servicer Default shall occur which would have a material adverse effect on the Series 2002-1 Certificateholders; or

                (f)    the amount on deposit in the Special Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables plus the amount on deposit in the Special Funding Account shall equal or exceed 30% on the last day of three consecutive Monthly Periods;

then, the Trustee shall within five days publish a notice of such Early Amortization Event and in the case of any event described in subparagraph (a), (b) or (e), after the applicable grace period, if any, set forth in such subparagraphs, the Holders of Series 2002-1 Certificates evidencing undivided interests aggregating more than 50% of the Invested Amount of this Series 2002-1 by notice then given in writing to the Trustee, the Transferor and the Servicer may declare that a early amortization event (a "Series 2002-1 Early Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c), (d) or (f), a Series 2002-1 Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Series 2002-1 Certificateholders immediately upon the occurrence of such event. The Trustee shall provide to the Transferor a copy of any notice received from any Holder of Series 2002-1 Certificates and the Transferor shall provide to the RNB or TCC, as applicable, a copy of any notice received from the Trustee or any Holder of Series 2002-1 Certificates under subparagraphs (a) and (b) above if such notice shall relate to a covenant, agreement, representation or warranty by RNB or TCC, respectively.

ARTICLE VII

OPTIONAL REPURCHASE; SERIES TERMINATION;
SALE OF CLASS B CERTIFICATES

        Section 7.1    Optional Repurchase.     The Series 2002-1 Certificates shall be subject to termination by the Transferor at its option on any Distribution Date on or after the Distribution Date on which the Class A Invested Amount is reduced to an amount less than or equal to 10% of the highest Class A Invested Amount outstanding at any time. The deposit required in connection with any such termination and final distribution shall be equal to the Class A Invested Amount plus accrued and unpaid interest on the Series 2002-1 Certificates through the day prior to the Distribution Date on which the final distribution occurs.

        Section 7.2    Series 2002-1 Termination.     (a) If, on the April 2011 Distribution Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 45-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in the amount specified in subsection 12.2(c) of the Agreement. Such bids shall require that such sale shall (subject to subsection 7.2(b)) occur on the Scheduled Series 2002-1 Termination Date. The Transferor shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

                (b)  The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Scheduled Series 2002-1 Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables to be allocated to the Series 2002-1 Certificateholders pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the April 2011 Distribution Date to the Scheduled Series 2002-1 Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Agreement and this Supplement.

        Section 7.3    Reduction of Class B Invested Amount During the Revolving Period; Designation of Class B Certificate Terms; Sale of Class B Certificates.     (a) The Class B Invested Amount may be reduced during the Revolving Period by distributing Collections of Principal Receivables to the Class B Certificateholders in accordance with subsection 4.6(b); provided that (i) the Rating Agency Condition shall have been satisfied with respect to such reduction and (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event or any event that, after the giving of notice or the lapse of time or both, would constitute an Early Amortization Event.

                (b)  The Transferor may at any time, without the consent of the Investor Certificateholders, (i) sell or transfer all or a portion of the Class B Certificates and (ii) in connection with any such sale or transfer, enter into a supplemental agreement with the Trustee pursuant to which the Transferor and the Trustee may amend the Class B Certificate Rate, set forth the amount of monthly interest due Class B Certificateholders (the "Class B Interest"), provide for the payment of additional amounts (the "Class B Additional Interest") with respect to any shortfall (the "Class B Interest Shortfall") in such Class B Interest and provide for such other provisions with respect to the

Class B Certificates as may be specified in such supplemental agreement; provided that in each such case (A) the Transferor shall have given notice to the Trustee, the Servicer and the Rating Agencies of such proposed sale or transfer of the Class B Certificates and such supplemental agreement at least five business days prior to the consummation of such sale or transfer and the execution of such proposed supplemental agreement; (B) the Rating Agency Condition shall have been satisfied; (C) no Early Amortization Event shall have occurred prior to the consummation of such proposed sale or transfer of Class B Certificates or the execution of such supplemental agreement; (D) the Transferor shall have delivered an Officer's Certificate, dated the date of the consummation of such sale or transfer and the effectiveness of such supplemental agreement, to the effect that, in the reasonable belief of the Transferor, such action will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series, and (E) the Transferor will have delivered a Tax Opinion, dated the date of such certificate with respect to such action; provided, further, (i) as a condition to the sale or transfer of all or a portion of the Class B Certificates the transferee shall be required to agree not to institute against, or join any other Person in instituting against, the Trust or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all Investor Certificates are paid in full and (ii) the Class B Certificates may not be sold or transferred, in whole or in part, to Target Capital Corporation.

        Section 7.4    Purchase of the Class A Certificates by the Transferor.     The Transferor may from time to time, purchase Class A Certificates on the secondary market and request the Trustee to cancel such Class A Certificates held by the Transferor and reduce the Class A Invested Amount by a corresponding amount.

ARTICLE VIII

FINAL DISTRIBUTION

        Section 8.1    Sale of Receivables or Certificateholders' Interest pursuant to Section 2.6 or 10.1 of the Agreement and Section 7.1 or 7.2 of this Supplement.

                (a)  The amount to be paid by the Transferor with respect to Series 2002-1 in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.6 of the Agreement or a repurchase of the Certificateholder's Interest pursuant to Section 10.1 shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

                (b)  With respect to the Reassignment Amount deposited into the Collection Account pursuant to Sections 7.1 or 8.1 or any amounts allocable to the Series 2002-1 Certificateholders' Interest deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 10:00 a.m., New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Interest for such Distribution Date, (B) any Class A Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (C) the amount of Class

A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders, (ii) (x) the Class B Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Certificateholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders, (iii) any other amounts payable pursuant to subsection 4.6(a) shall be paid in accordance therewith and (iv) the balance, if any, will be distributed to the Holder of the Transferor Certificate.

                (c)  Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.1(b) for payment to the Series 2002-1 Certificateholders shall be deemed distributed in full to the Series 2002-1 Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

        Section 9.1    Delivery and Payment for the Series 2002-1 Certificates.     The Transferor shall execute and deliver the Series 2002-1 Certificates to the Trustee for authentication in accordance with Section 6.1 of the Agreement. The Trustee shall deliver the Series 2002-1 Certificates to or upon the order of the Transferor when authenticated in accordance with Section 6.2 of the Agreement.

        Section 9.2    Form of Delivery of Series 2002-1 Certificates.     The Class A certificates and the Class B Certificates shall be delivered as Registered Certificates as provided in Section 6.1 of the Agreement.

        Section 9.3    Legend on Class B Certificates.

  Each Class B Certificate will bear a legend substantially in the following form:

  EACH PURCHASER OR HOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA,

  SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING "PLAN ASSETS" OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V), ANY INSURANCE COMPANY GENERAL ACCOUNT.

  THIS CERTIFICATE MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THIS CERTIFICATE BE MARKETED ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A "SECONDARY MARKET" WITHIN THE MEANING OF SECTION 7704(b)(2) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER INCLUDING A MARKET WHEREIN INTERESTS IN THE CLASS B CERTIFICATES ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE CLASS B CERTIFICATES AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS AND IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES 2002-1 SUPPLEMENT.

        Section 9.4    Ratification of Agreement.     As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

        Section 9.5    Counterparts.     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        Section 9.6    Paired Series.     Subject to satisfaction of the Rating Agency Condition, and prior to the commencement of the Early Amortization Period, the Series 2002-1 Certificates may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of the Series 2002-1 Certificateholders. As principal is paid with respect to the Series 2002-1 Certificates, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 2002-1 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2002-1 Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described in subsection 6.3 of the Agreement.

        Section 9.7    Jurisdiction; Service.     Solely with respect to the Agreement (as supplemented hereby and as further amended, modified or supplemented from time to time) and the transactions and other matters contemplated thereby or relating thereto, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' foregoing agreement to appoint and maintain an agent for service of process in the State of Delaware solely in respect of the Agreement and the transactions and other matters contemplated thereby or relating thereto, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

        Section 9.8    GOVERNING LAW.     THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 9.9    Instructions in Writing.     All instructions or other communications given by the Servicer or any other person to the Trustee pursuant to this Supplement shall be in writing.

        Section 9.10    Target VISA Automatic Addition Limitation.    The Transferor shall elect to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts in accordance with subsection 2.9(d)(i) of the Agreement if on any Determination Date the percentage equivalent of a fraction the numerator of which is the number of Target VISA accounts originated through responses from obligors who were not previously customers of Target Corporation or any of its subsidiaries (i) to mass mailings of new account solicitations and (ii) to internet advertising on web sites other than the web sites of Target Corporation or any of its subsidiaries, and the denominator of which is the aggregate number of Target VISA accounts designated to have their Receivables included in the Trust on that Determination Date, exceeds 15%. If such limitation is exceeded, the Transferor shall deliver to the Trustee, the Servicer and each Rating Agency written notice of the Automatic Addition Suspension Date or the Automatic Addition Termination Date. If on any subsequent Determination Date such percentage shall be less than 15%, the Transferor may provide notice of a Restart Date in accordance with subsection 2.9(d) of the Agreement.

        Section 9.11    Eligible Investments.     In order to qualify as an "Eligible Investment," each type of investment described in clauses (b), (c), (d) and (f) of the definition of "Eligible Investments" in Section 1.1 of the Agreement must be rated "A-1+" by Standard & Poor's.

        IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 2002-1 Supplement to be duly executed by their respective officers as of the day and year first above written.

TARGET RECEIVABLES CORPORATION, Transferor

By:	/s/ Stephen C. Kowalke Name: Stephen C. Kowalke Title: Vice President and Treasurer
RETAILERS NATIONAL BANK, Servicer

By:	/s/ Stephen C. Kowalke Name: Stephen C. Kowalke Title: Assistant Treasurer
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, Trustee

By:	/s/ Sue Dignan Name: Sue Dignan Title: Assistant Vice President

Exhibit A-1

[FORM OF] CLASS A INVESTOR CERTIFICATE

REGISTERED	$
No.	CUSIP NO. 87613F AC 6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

FLOATING RATE CLASS A ASSET BACKED CERTIFICATE

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer open end credit card accounts generated or to be generated by Retailers National Bank ("RNB" or the "Servicer") and other assets and interests constituting the Trust under the Agreement described below.

        (Not an interest in or a recourse obligation of Target Receivables Corporation, Target Capital Corporation or RNB or any affiliate of any of them.)

        This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a fractional undivided interest in the Target Credit Card Master Trust (the "Trust") issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the "Pooling and Servicing Agreement"; such term to include any amendment thereto) by and between Target Receivables Corporation, as Transferor (the "Transferor"), RNB, as the Servicer, and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as Trustee (the "Trustee"), and the Series 2002-1 Supplement, dated as of July 2, 2002 (the "Series 2002-1 Supplement"), among the Transferor, the Servicer and the Trustee. The Pooling and Servicing Agreement, as supplemented by the Series 2002-1 Supplement, is herein referred to as the "Agreement"). The corpus of the Trust consists of all of the Transferor's right, title and interest in, to and under the Trust Assets (as defined in the Agreement).

        This Certificate does not purport to summarize the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement. This Certificate is one of a class of Certificates entitled "Target Credit Card Master Trust $750,000,000 Floating Rate Class A Asset Backed Certificates, Series 2002-1" (the "Class A Certificates"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

        The Transferor has structured the Agreement, the Class A Certificates and the "Target Credit Card Master Trust $250,000,000 Class B Asset Backed Certificates, Series 2002-1" (the "Class B Certificates") with the intention that the Class A Certificates will qualify under applicable tax law as debt, and both the Transferor and each holder of a Class A Certificate (a "Class A Certificateholder") or any interest therein by acceptance of its Certificate or any interest therein, agrees to treat the Class A Certificates for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as debt.

        No principal will be payable to the Class A Certificateholders until the earlier of (i) the first Distribution Date in the Early Amortization Period and (ii) the Class A Expected Final Payment Date.

        Each Class A Certificate represents the right to receive interest at a per annum rate equal to the London Interbank Offered Rate ("LIBOR") for U.S. dollar deposits in Europe for a period equal to the applicable Interest Accrual Period (determined as set forth in the Pooling and Servicing Agreement on the applicable LIBOR Determination Date), in each case plus 0.125% per annum (such rate, as in effect from time to time, the "Class A Certificate Rate"). Monthly interest on the Class A Certificates will accrue from the Closing Date and will be determined on each Distribution Date by multiplying (a) the Class A Certificate Rate for the current Interest Accrual Period, by (b) the outstanding principal balance of the Class A Certificates as of the last day of the preceding Monthly Period (or in the case of the first Distribution Date, the Class A Initial Invested Amount), by (c) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date (or in the case of the first Distribution Date, the period from and including the Closing Date to but excluding the first Distribution Date) and the denominator of which is 360. Such amount will be deposited on each Distribution Date in the Interest Funding Account. On each "Interest Payment Date," Class A Certificateholders shall be entitled to receive the amounts that have been deposited in the Interest Funding Account. Prior to the commencement of the Early Amortization Period, Interest Payment Dates will occur quarterly on September 25, 2002, and on the 25th day of each March, June, September and December thereafter, or if such day is not a Business Day, on the next succeeding Business Day. Following the commencement of the Early Amortization Period, Interest Payment Dates will occur on each Distribution Date. Interest for any Interest Payment Date due but not paid on such Interest Payment Date will be due on the next succeeding Interest Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate plus 2% per annum.

        Principal is scheduled to be paid in full on the June 2007 Distribution Date for the Class A Certificates, but may be paid earlier or later in certain circumstances. Unpaid principal,

together with interest, will be payable monthly to Class A Certificateholders following the Class A Expected Final Payment Date to the extent principal has not been paid in full on the Class A Expected Final Payment Date. However, no payments of principal or interest will be made on the Series 2002-1 Certificates after the Series 2002-1 Termination Date, regardless of whether principal and interest have been paid in full with respect thereto.

        In general, payments of principal with respect to the Class A Certificates are limited to the Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates. The Class A Expected Final Payment Date is the June 2007 Distribution Date, but principal with respect to the Class A Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Series 2002-1 Supplement. If for one or more months during the Accumulation Period there are not sufficient funds to pay the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Accumulation Period to make up for such shortfalls, the final payment of principal of the Class A Certificates will occur later than the Class A Expected Final Payment Date.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

        IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.

TARGET RECEIVABLES CORPORATION

By:
Name: Title:

Dated: ,

CERTIFICATE OF AUTHENTICATION

        This is one of the Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:
Name: Title:

Exhibit A-2

[FORM OF] CLASS B INVESTOR CERTIFICATE

REGISTERED	$
No.

EACH PURCHASER OR HOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING "PLAN ASSETS" OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V), ANY INSURANCE COMPANY GENERAL ACCOUNT.

THIS CERTIFICATE MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THIS CERTIFICATE BE MARKETED ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A "SECONDARY MARKET" WITHIN THE MEANING OF SECTION 7704(b)(2) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER INCLUDING A MARKET WHEREIN INTERESTS IN THE CLASS B CERTIFICATES ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE CLASS B CERTIFICATES AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION OR PURSUANT TO AN AVAILABLE EXEMPTION

FROM SUCH REGISTRATION PROVISIONS AND IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES 2002-1 SUPPLEMENT.

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

$                         CLASS B ASSET BACKED CERTIFICATE

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer open end credit card accounts generated or to be generated by Retailers National Bank ("RNB" or the "Servicer") and other assets and interests constituting the Trust under the Agreement described below.

        (Not an interest in or a recourse obligation of Target Receivables Corporation, Target Capital Corporation or RNB or any affiliate of any of them.)

        This certifies that Target Receivables Corporation (the "Certificateholder") is the registered owner of a fractional undivided interest in the Target Credit Card Master Trust (the "Trust") issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (the "Pooling and Servicing Agreement," such term to include any amendment thereto) by and between Target Receivables Corporation, as Transferor (the "Transferor"), RNB as the Servicer, and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as Trustee (the "Trustee"), and the Series 2002-1 Supplement, dated as of July 2, 2002 (the "Series 2002-1 Supplement"), among the Transferor, RNB, as Servicer and the Trustee. The Pooling and Servicing Agreement, as supplemented by the Series 2002-1 Supplement, is herein referred to as the "Agreement." The corpus of the Trust consists of all of the Transferor's right, title and interest in, to and under the Trust Assets (as defined in the Agreement).

        This Certificate does not purport to summarize the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement. This Certificate is one of a class of Certificates entitled "Target Credit Card Master Trust $250,000,000 Class B Asset Backed Certificates, Series 2002-1" (the "Class B Certificates"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

        Unless the Rating Agency Condition and certain other conditions set forth in the Series 2002-1 Supplement are satisfied, (i) no principal will be payable to the Class B Certificateholders until the Class A Invested Amount is paid in full and (ii) no interest will accrue on the unpaid principal amount of the Class B Certificates. Principal is scheduled to be paid in full to the Class A Certificates on the June 2007 Distribution Date.

        In general, payments of principal with respect to the Class B Certificates are limited to the Class B Invested Amount, which may be less than the unpaid principal balance of the Class B Certificates.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

        IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.

TARGET RECEIVABLES CORPORATION
By:
Name: Title:
Dated: ,

CERTIFICATE OF AUTHENTICATION

        This is one of the Class B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
By:
Name: Title:

Exhibit B

[FORM OF MONTHLY SERIES 2002-1 CERTIFICATEHOLDERS' STATEMENT]

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2002-1

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 2002-1 Supplement (as amended and Supplemented, the "Series Supplement"), each among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:
Distribution Date:
No. of Days in Period:
A.	ORIGINAL DEAL PARAMETERS
(a)	Class A Initial Invested Amount
(b)	Class B Initial Invested Amount
(c)	Total Initial Invested Amount
(d)	Class A Certificate Rate
(e)	Class B Certificate Rate
(f)	Servicing Fee Rate
(g)	Discount Percentage
I.	RECEIVABLES IN THE TRUST
(a)	Beginning of the Period Principal Receivables
(b)	Beginning of the Period Finance Charge Receivables
(c)	Beginning of the Period Discounted Receivables
(d)	Beginning of the Period Total Receivables (a + b + c)
(e)	Removed Principal Receivables
(f)	Removed Finance Charge Receivables
(g)	Removed Total Receivables (e + f)
(h)	Supplemental Principal Receivables
(i)	Supplemental Finance Charge Receivables
(j)	Supplemental Total Receivables (h + i)
(k)	End of Period Principal Receivables
(l)	End of Period Finance Charge Receivables
(m)	End of Period Discounted Receivables
(n)	End of Period Total Receivables (k + l + m)
II.	INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)	Class A Initial Invested Amount
(b)	Class B Initial Invested Amount
(c)	Total Initial Invested Amount (a + b)
(d)	Class A Invested Amount (a - (X.a))
(e)	Class B Invested Amount (b - (X.e))
(f)	Total Invested Amount (d + e)
(g)	Class A Adjusted Invested Amount (a - (X.a)-(III.f))
(h)	Class B Invested Amount (b - (X.e))
(i)	Total Adjusted Invested Amount (g + h)
(j)	Floating Allocation Percentage
(k)	Class A Floating Allocation Percentage
(l)	Class B Floating Allocation Percentage
(m)	Principal Allocation Percentage
(n)	Class A Principal Allocation Percentage
(o)	Class B Principal Allocation Percentage
(p)	Servicing Fee
(q)	Investor Defaulted Amount (j * (IV.(m)))
III.	TRANSFEROR'S INTEREST, RETAINED INTEREST, SPECIAL FUNDING ACCOUNT, PRINCIPAL FUNDING ACCOUNT, AND INTEREST FUNDING ACCOUNT
(a)	Transferor's Amount (end of month)
(b)	Required Retained Transferor Amount (end of month)
(c)	Required Principal Balance (end of month)
(e)	Funds on deposit in Special Funding Account (end of month)
(f)	Principal on deposit in Principal Funding Account (beginning of month)
(g)	Principal on deposit in Principal Funding Account (end of month)
(h)	Funds on deposit in Interest Funding Account (end of month)
IV.	PERFORMANCE SUMMARY
COLLECTIONS:
(a)	Collections of Principal Receivables
(b)	Collections of Finance Charge Receivables (from cardholder payments)
(c)	Collections of Finance Charge Receivables (from merchant fees, deferred billing fees, collection account interest, interchange fees)
(d)	Collections of Discount Option Receivables
(e)	Total Finance Charge Collections (b + c + d)
(f)	Total Collections (a + e)
DELINQUENCIES AND LOSSES:
(g)	2 missed payments
(h)	3 missed payments
(i)	4 or more missed payments
(j)	Total delinquencies (g + h + i)
(k)	Gross Charge-Offs during the month
(l)	Recoveries during the month

(m)	Net Charge-Offs during the month (k - l)
V	NON-U.S. ACCOUNTS
(a)	Non-US Accounts at end of month
(b)	as a percentage of total (a / c)
(c)	Total number of Accounts in Trust (at end of month)
VI	AVAILABLE SERIES 2002-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS
(a)	Floating Allocation Percentage of Collections of Finance Charge Receivables
(b)	Investment earnings on Principal Funding Account
(c)	Investment earnings in Reserve Account deposited in the Collection Account
(d)	Investment earnings on Interest Funding Account
(e)	Closing Date deposit into the Collection Account
(f)	Available Series 2002-1 Finance Charge Collections (a + b + c + d + e)
(i)	Class A Interest
(ii)	Servicing Fee
(iii)	Class A Investor Defaulted Amount ((IV.m * (II.k))
(iv)	Class B Investor Defaulted Amount ((IV.m * (II.l))
(v)	Adjustment Payment Shortfalls
(vi)	Reimbursement of Class A Investor Charge-Offs
(vii)	Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections
(viii)	Class B Interest
(ix)	Reserve Account
(x)	Excess Finance Charge Collections (e-i-ii-iii-iv-v-vi-vii-viii-ix)
VII	YIELD and BASE RATE
Base Rate
(a)	Base Rate (current month)
(b)	Base Rate (prior month)
(c)	Base Rate (2 months ago)
(d)	3 Month Average Base Rate
Portfolio Yield
(e)	Portfolio Yield (current month)
(f)	Portfolio Yield (prior month)
(g)	Portfolio Yield (2 months ago)

(h)	3 Month Average Portfolio Yield
VIII	PORTFOLIO PERFORMANCE RATES
(a)	Net Charge-Offs (annualized % of Principal Receivables at beginning of period)
(b)	Monthly Payment Rate (% of Total Receivables at beginning of period (adjusted for number of days in period))
(c)	Trust Portfolio Yield (annualized)
(d)	Portfolio Yield (3 month average (annualized))
(e)	Base Rate (3 month average)
(f)	Excess Finance Charge Collections % (d - e)
IX	PRINCIPAL COLLECTIONS
(a)	Class A Principal Allocation Percentage
(b)	Class A Principal
(c)	Class B Principal Allocation Percentage
(d)	Class B Principal
(e)	Total Principal (b + d)
(f)	Reallocated Principal Collections
(g)	Shared Principal Collections allocable from other Series and Participation
X	INVESTOR CHARGE-OFFS
CLASS A INVESTOR CHARGE-OFFS
(a)	Class A Investor Charge-Offs
(b)	Class A Investor Charge-Offs per $1,000 original certificate principal amount
(c)	Total amount reimbursed in respect of Class A Investor Charge-Offs
(d)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.
CLASS B INVESTOR CHARGE-OFFS
(e)	Class B Investor Charge-Offs
(f)	Class B Investor Charge-Offs per $1,000 original certificate principal amount
(g)	Total amount reimbursed in respect of Class B Investor Charge-Offs
(h)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date.
XI	AMORTIZATION
(a)	Class A Accumulation Period Length (months)
(b)	Controlled Accumulation Amount
(c)	Deficit Controlled Accumulation Amount
(d)	Total Principal on deposit in Principal Funding Account for the benefit of Class A Certificateholders (end of month)

RETAILERS NATIONAL BANK,
as servicer
By:
Name: Terrence J. Scully
Title: Vice President

Exhibit C

[FORM OF MONTHLY SERVICER'S CERTIFICATE]

RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2002-1

        The undersigned, a duly authorized representative of Retailers National Bank, as Servicer ("RNB"), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 2002-1 Supplement (as amended and supplemented, the "Series Supplement"), dated as of July 2, 2002 among RNB, Target Receivables Corporation and Wells Fargo Bank Minnesota, National Association, does hereby certify as follows:

        1.    Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

        2.    RNB is, as of the date hereof, the Servicer under the Agreement.

        3.    The undersigned is a Servicing Officer.

        4.    This Certificate relates to the Distribution Date occurring on                         ,          (the "                         Distribution Date").

        5.    As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None."]

        6.    As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Event occurred on or prior to such Distribution Date.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this          day of                                                  .

RETAILERS NATIONAL BANK, as Servicer
By:
Name: Title: